Exhibit 99.B(d)(66)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
PanAgora Asset Management Inc.

Dated August 3, 2007, as amended June 30, 2011

SEI Institutional Investments Trust

Emerging Markets Equity Fund

Agreed and Accepted:

SEI Investments Management Corporation	PanAgora Asset Management Inc.

By:	By:

/s/ Sandra M. Schaufler	/s/ Louis X. Iglesias

Name:	Name:

Sandra M. Schaufler	Louis X. Iglesias

Title:	Title:

Vice President	Chief Compliance Officer
PanAgora Asset Management

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
PanAgora Asset Management Inc.

Dated August 3, 2007, as amended April  14, 2010, June 30, 2010 and June 30, 2011

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Emerging Markets Equity Fund

The fee schedule below will be applied to the sum of the average monthly value of the Assets of the SEI Institutional Investments Trust Emerging Markets Equity Fund and the average monthly value of the Assets of any other emerging markets equity SEI mutual fund or account (each an “Emerging Markets Equity Fund”), collectively the “Emerging Markets Equity Funds”) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services. Each Emerging Markets Equity Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average monthly Assets of the Emerging Markets Equity Funds managed by Sub-Adviser (as set forth below).

X.XXX% per annum of the average monthly market value of the Assets on the first $XXX million

X.XXX% per annum of the average monthly market value of the Assets on the next $XXX million

X.XXX% per annum of the average monthly market value of the Assets thereafter

As of the effective date of this amendment the Emerging Markets Equity Funds are as follows:

•                  SEI GMF The SEI Emerging Markets Equity Fund;

•                  Adviser Managed Trust Tactical Offensive Equity Fund;

•                  SEI Institutional Investments Trust Emerging Markets Equity Fund;

•                  SEI Institutional International Trust Emerging Markets Equity Fund; and

•                  (SEI Canada) Emerging Markets Equity Fund.

Agreed and Accepted:

SEI Investments Management Corporation	PanAgora Asset Management Inc.

By:	By:

/s/ Sandra M. Schaufler	/s/ Louis X. Iglesias

Name:	Name:

Sandra M. Schaufler	Louis X. Iglesias

Title:	Title:

Vice President	Chief Compliance Officer
PanAgora Asset Management